EXHIBIT 23.1

                         Consent of Independent Auditors

To the Board of Directors
Jacobson Resonance Enterprises, Inc.

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 of our report dated
February 28, 2001, related to the financial statements of Jacobson Resonance
Enterprises, Inc. as of December 31, 2000 and the related statements of operations, stockholders' equity (deficiency), and cash flows for each of the two years in the period then ended which report appears in the December 31, 2000 annual report on Form 10-KSB of Jacobson Resonance Enterprises, Inc.

January 11, 2002

/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP

New York, New York